Exhibit 10(e)
               SUPPLEMENTAL RETIREMENT BENEFIT PLAN



     This Supplemental Retirement Benefit Plan (the "Plan") is adopted effective as of this 17th day of October, 1991, by Mosinee Paper Corporation, a Wisconsin corporation, ("Mosinee") for the purposes of providing deferred compensation in the form of supplemental retirement benefits for San W. Orr, Jr. ("Mr. Orr") in recognition of his service to Mosinee as its Chairman of the Board of Directors.

     1. Normal Supplemental Retirement Benefit. Beginning on the first day of the first month following the last to occur of
(a) Mr. Orr's termination of employment with Mosinee or (b) Mr. Orr's 60th birthday, and continuing on the first day of each succeeding month, Mosinee shall pay to Mr. Orr, if he is then living, a monthly supplemental retirement benefit (Mr. Orr's "Normal Supplemental Retirement Benefit") in an amount equal to 50% of one-twelfth of Mr. Orr's highest final average W-2 compensation for the five consecutive calendar year period in which such compensation was paid. Mr. Orr's Normal Supplemental Retirement Benefit shall not be reduced or offset by the amount of any other payment then due him from Mosinee or any other plan or program now or hereafter maintained by Mosinee.

     2. Surviving Spouse Benefit. From and after the first day of the first month following the later of (a) the month in which Mr. Orr's death occurs or (b) the month in which Mr. Orr would have attained his 60th birthday if Mr. Orr's death occurs before he has attained age 60, and continuing on the first day of each succeeding month, Mosinee shall pay to Mr. Orr's spouse, if then living (Mr. Orr's "Surviving Spouse"), a monthly benefit (the "Supplemental Surviving Spouse Benefit") in an amount equal to 50% of the Normal Supplemental Retirement Benefit to which Mr. Orr would have then been entitled had he then been living.

     3.   Change of Control of Mosinee.

          (a) In the event a Change of Control of Mosinee occurs prior to Mr. Orr's death, Mosinee shall pay to Mr. Orr a lump sum amount equal to the present value of Mr. Orr's Normal Supplemental Retirement Benefit, as determined hereunder, as of the first day of the first month following such Change of Control of Mosinee on which Mr. Orr is neither an employee nor a director of Mosinee, whether or not such Change of Control occurred prior to the date on which Mr. Orr shall have ceased to be an employee or a director of Mosinee. Upon payment of the lump sum amount provided for in this subparagraph (a), Mosinee shall have no further obligation to pay any benefits under this Plan.

          (b) In the event a Change of Control occurs after Mr. Orr's death and whether or not the Supplemental Surviving Spouse Benefit shall have then become payable, Mosinee shall pay to Mr. Orr's Surviving Spouse, if then living, the present value of the unpaid Supplemental Surviving Spouse Benefit. Upon payment of the lump sum amount provided for in this subparagraph (b), Mosinee shall have no further obligation to pay any benefits under this Plan.
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          (c)   For purposes of this plan, a "Change of Control of
     Mosinee" shall be deemed to have occurred when:

                (i)   any one of the following events occurs:

                      (A)  any "person" (as such term is used in
                Sections 13(d) and 14(d) of the Securities
                Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) Mosinee or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of Mosinee or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a company owned, directly or indirectly, by the shareholders of Mosinee in substantially the same proportions as their ownership of stock of Mosinee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Mosinee (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing more than 50% of the combined voting power of Mosinee's then outstanding securities; provided, however, that for the purpose of determining whether any shareholder of Mosinee on the date hereof becomes the beneficial owner of securities of Mosinee representing more than 50% of the combined voting power of Mosinee's then outstanding securities, the securities of Mosinee held by such shareholder on the date hereof shall not be taken into account;

                      (B)  the shareholders of Mosinee approve a
                merger or consolidation of Mosinee or a share exchange with any other company, other than a merger or consolidation or share exchange which would result in the voting securities of Mosinee outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Mosinee, at least 50% of the combined voting power of the voting securities of Mosinee or such surviving entity outstanding immediately after such merger or consolidation or share exchange, or a merger or consolidation or share exchange effected to implement a recapitalization of Mosinee (or similar transaction) in which no person acquires more than 50% of the combined voting power of Mosinee's then outstanding securities; or
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                      (C)  the shareholders of Mosinee approve a
                plan of complete liquidation of Mosinee or an agreement for the sale or disposition by Mosinee of all or substantially all of Mosinee's assets and

                (ii) a majority of the members of the Board of Directors who are unaffiliated with an Interested Shareholder (defined in subparagraph (d)) and who were members of the Board of Directors as of a date prior to the date on which the Interested Shareholder became an Interested Shareholder (a "Current Director") has not, by resolution prior to (A) the person described in subparagraph (i)(A) becoming the beneficial owner of 10% of the combined voting power of Mosinee's then outstanding securities or (B) the approval of shareholders described in (i)(B) or (C) the approval of shareholders described in (i)(C), approved or recommended such event.

          (d) For purposes of this Plan, the term "Interested Shareholder" shall mean any person (other than Mosinee or any of its subsidiaries or any member of the Board of Directors as of the effective date of this Plan or any affiliate of such person) who first became the beneficial owner of 10% or more of the combined voting power of Mosinee's then outstanding securities after the effective date of this Plan.

          (e) For purposes of this Plan, the present value of Mr. Orr's Normal Supplemental Retirement Benefit or the Supplemental Surviving Spouse Benefit shall be determined by reference to the 1983 Individual Annuity Mortality Table with an assumed interest rate equal to the "immediate annuity rate" as then in effect as determined by the Pension Benefit Guaranty Corporation and promulgated in Appendix B to 29 C.F.R. section 2619.65 or any successor regulation adopted for the same or substantially similar purpose.

     4. Supplemental Retirement Benefits in Addition to Other Rights and Benefits. The rights and benefits conferred upon Mr. Orr (and Mr. Orr's Surviving Spouse) pursuant to this Plan shall be in addition to all other rights and benefits conferred upon Mr. Orr by Mosinee by reason of his employment.

     5. Nature of Mosinee's Obligations and Mr. Orr's Rights. Neither Mr. Orr nor his Surviving Spouse, if any, shall acquire any right, title or interest in the assets of Mosinee by reason of this Plan. To the extent Mr. Orr or his Surviving Spouse shall acquire a right to receive payments from Mosinee pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of Mosinee.

     6. Assignment by Mr. Orr Prohibited. This Plan and Mr. Orr's rights and benefits hereunder (and the rights of his Surviving Spouse, if any) shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Mr. Orr or such Surviving Spouse, their personal representatives or heirs or any other person or persons or organization or organizations succeeding to any of their rights and benefits hereunder.

     7. Funding. All benefits paid or payable pursuant to the terms of this Plan shall be paid out of the general assets of Mosinee.

     8. Claims Procedure. The claims procedure set forth in the Mosinee Retirement Plan or any successor to such plan is incorporated herein by this reference as the claims procedure for this Plan.

     9. Plan Administrator. The plan administrator and named fiduciary of the Plan shall be Mosinee.

     10. Binding Effect. This Plan shall be binding upon and inure to the benefit of (1) Mr. Orr and his Surviving Spouse and their personal representatives and heirs and any other person or persons or organization or organizations succeeding to any of Mr. Orr's rights or benefits hereunder, and (2) Mosinee and its successors and assigns.

     11. Severability. The invalidity or unenforceability of any provision of this Plan shall not invalidate or render unenforceable any other provision of this agreement.

     12. Governing Law. This Plan shall be governed by the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted by such Act, by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, Mosinee has caused this agreement to be executed by its President thereunto duly authorized as of the day and year first above written.


                              MOSINEE PAPER CORPORATION




                             By: RICHARD L. RADT
                                 Richard L. Radt
                                 As its President